UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NEONODE INC.

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NEONODE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2019

Stockholders of Neonode Inc.:

Notice is hereby given that the 2019 Annual Meeting (the “Meeting”) of Stockholders of Neonode Inc., a Delaware corporation (“Neonode”), will be held on Wednesday, June 5, 2019 at 3:00 p.m. local time at Neonode’s principal executive office located at Storgatan 23C, 114 55 Stockholm, Sweden, to conduct the following business:

1.	To elect one Class II director to serve on the Board of Directors of Neonode for a term of three years and until the election and qualification of a successor;

2.	To approve, on an advisory basis, the compensation of Neonode’s named executive officers;

3.	To ratify the appointment of KMJ Corbin and Company LLP as Neonode’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.	To approve an amendment to the Restated Certificate of Incorporation of Neonode Inc. to increase the number of authorized shares of common stock from 10,000,000 shares to 15,000,000 shares;

5.	To approve an amendment to the Restated Certificate of Incorporation of Neonode Inc. to enable the conversion of Series B Preferred Stock at Neonode’s option; and

6.	To transact any other business that may properly come before the Meeting.

The record date for the Meeting is April 10, 2019. Only stockholders of record, or their proxies, at the close of business on that date may vote at the Meeting or any adjournment thereof.

By Order of the Board of Directors

Lars Lindqvist
Vice President, Finance, Chief Financial Officer,
Treasurer and Secretary

April , 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on Wednesday, June 5, 2019:
This notice, the proxy statement, the proxy card, and Neonode’s annual report are available at http://www.astproxyportal.com/ast/16987

NEONODE INC.

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING

This proxy statement is furnished by and on behalf of the Board of Directors of Neonode Inc., a Delaware corporation (“we”, “us”, “our”, “company,” or “Neonode”), in connection with the Annual Meeting of Stockholders of Neonode (the “2019 Annual Meeting”) to be held on June 5, 2019 at 3:00 p.m. local time at Neonode’s principal executive office located at Storgatan 23C, 114 55 Stockholm, Sweden.

This proxy statement and accompanying materials are first being sent or given to stockholders on approximately April 26, 2019.

Our company effected a 1-for-10 reverse stock split on October 1, 2018. All shares of common stock and potential common stock equivalents as presented in this proxy statement have been adjusted to reflect the reverse stock split for all periods presented.

Questions and Answers About the 2019 Annual Meeting

What is the purpose of the 2019 Annual Meeting? At the 2019 Annual Meeting, stockholders will be asked to:

●	elect one Class II director to Neonode’s Board of Directors for a term of three years;

●	hold an advisory vote on the compensation of Neonode’s named executive officers (the “say-on-pay” vote);

●	ratify the appointment of KMJ Corbin and Company LLP as Neonode’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

●	amend the Restated Certificate of Incorporation of Neonode Inc. (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 10,000,000 shares to 15,000,000 shares; and

●	amend the Certificate of Incorporation to enable the conversion of Series B Preferred Stock at our company’s option on or after July 1, 2019.

Stockholders also may be asked to act on any other business that may properly come before the meeting. Members of our company’s management will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote? The record date for the 2019 Annual Meeting is April 10, 2019. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each share of common stock and Series B Preferred Stock entitles the holder thereof to one vote on each matter properly brought before the meeting. As of the record date, 8,800,577 shares of our common stock were issued and outstanding and 80 shares of Series B Preferred Stock were issued and outstanding.

What is the difference between being a “record holder” and holding shares in “street name”? A record holder is listed as a stockholder on the share register of our company. Shares held in “street name” are held of record in the name of a brokerage firm or bank as a nominee for the benefit of another person.

Am I entitled to vote if my shares are held in “street name”? If your shares are held by a broker or bank, you are considered the beneficial owner of shares held in “street name”. If your shares are held in street name, proxy materials should be forwarded to you by the record holder if it is a broker or bank along with a voting instruction card. As the beneficial owner, you may direct your broker or bank record holder how to vote your shares, and your broker or bank is required to vote your shares in accordance with your instructions.

What is the quorum requirement? A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares eligible to vote are represented in person or by proxy at the meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank, or other nominee record holder) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Who can attend the 2019 Annual Meeting? All of our stockholders of record as of the close of business on April 10, 2019 may attend the 2019 Annual Meeting. “Street name” holders also are invited to attend the meeting; however, if you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or bank.

What if a quorum is not present at the meeting? If a quorum is not present at the scheduled time of the meeting, either the chairman of the meeting or a majority of the outstanding shares entitled to vote represented at the meeting may adjourn the meeting.

How many votes do I have? On each matter to be voted upon, you have one vote for each share of common stock and/or preferred stock you own as of the record date.

Can I change my vote after I submit my proxy? If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted at the meeting:

●	by signing and delivering another proxy with a later date;

●	by giving written notice of such revocation to our corporation secretary prior to or at the meeting; or

●	by voting in person at the meeting.

What if I do not specify how my shares are to be voted? If you submit a proxy but do not indicate any voting instructions, the proxy holder(s) will vote in accordance with the recommendations of the Board of Directors.

How are votes counted? Votes will be counted by the inspector of election appointed for the 2019 Annual Meeting, who will separately count “for” and “against” votes, abstentions, and broker non-votes.

What is an abstention? An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal, other than the election of directors (the choices for election of directors are limited to “For” or “Withhold”).

How will abstentions be treated? Under the Bylaws of our company, abstained shares are excluded from the votes cast, so they will not be counted for or against a proposal.

What is a broker non-vote? If you are a “street name” beneficial owner but do not provide voting instructions to your broker record holder, then under applicable rules your broker may only exercise discretionary authority to vote on routine matters. Of the items described in this proxy statement, it is our understanding that routine matters consist of Proposals 3, and 4. A broker may not exercise discretionary authority to vote on non-routine matters. This lack of discretionary authority is called a “broker non-vote.” Of the items described in this proxy statement, it is our understanding that non-routine matters consist of Proposals 1, 2, and 5.

How will broker non-votes be treated? Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter.

What are the recommendations of the Board of Directors? The Board recommends that you vote:

●	FOR the election to the Board of Directors of the Class II nominee named in this proxy statement;

●	FOR the approval, on an advisory basis, of the compensation of the named executive officers;

●	FOR the ratification of KMJ Corbin and Company LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019;

●	FOR the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 15,000,000 shares; and

●	FOR the approval of the amendment to the Certificate of Incorporation to enable the conversion of the Series B Preferred Stock at the option of our company.

How many votes are required to elect the director nominee? The affirmative vote of a plurality of the shares cast at the 2019 Annual Meeting is required to elect the Class II director. This means that the nominee who receives more affirmative votes than any other person will be elected director.

How many votes are required for the say-on-pay vote? Proposal 2 is a non-binding advisory vote by the shares of our stock entitled to vote at the 2019 Annual Meeting. The affirmative vote of a majority of the shares cast at the 2019 Annual Meeting is required to approve Proposal 2.

How many votes are required to approve the amendment to our Certificate of Incorporation to increase authorized shares of our common stock? The affirmative vote of each of (i) a majority of the shares of our stock entitled to vote at the 2019 Annual Meeting and (ii) a majority of the shares of our common stock, voting as a separate class, entitled to vote at the 2019 Annual Meeting, are required to approve the amendment to our Certificate of Incorporation to increase the authorized shares of our common stock.

How many votes are required to approve the amendment to our Certificate of Incorporation to provide our company with the option to convert Series B Preferred Stock? The affirmative vote of each of (i) a majority of the shares of our stock entitled to vote at the 2019 Annual Meeting and (ii) a majority of the shares of our Series B Preferred Stock, voting as a separate class, entitled to vote at the 2019 Annual Meeting, are required to approve the amendment to our Certificate of Incorporation to enable the conversion of Series B Preferred Stock at our company’s option.

How many votes are required for the remaining proposal? The affirmative vote by the shares constituting a majority of the votes cast at the 2019 Annual Meeting is required to approve Proposal 3.

Will any other business be conducted at the 2019 Annual Meeting? We know of no other matter that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holder(s) will vote your shares in accordance with the recommendations of the Board of Directors or otherwise at the discretion of the proxy holder(s).

Where can I find the voting results of the 2019 Annual Meeting? We intend to announce preliminary voting results at the 2019 Annual Meeting and file final results in a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four days of the meeting.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation. Our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile, internet or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, banks, custodians, and other fiduciaries for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Notice and Access

We are using the “Notice and Access” method of posting the proxy materials online instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including this proxy statement and our annual report, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, a Notice and Access card, which has been mailed to our stockholders of record, provides instructions regarding how you may access or request all of the proxy materials by telephone, e-mail, or online. The Notice and Access card also instructs you how to submit your proxy via the mail or online. If you prefer to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage firm or bank on your behalf in “street name”, you as beneficial owner should receive a Notice and Access card that instructs you how to provide your broker or bank with voting instructions for your shares. Most brokers and banks enable beneficial owners to provide voting instructions via the mail, online, or other means.

It is important that your shares be represented at the 2019 Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, please complete a proxy as promptly as possible so that your shares will be voted at the 2019 Annual Meeting.
This will not limit your right to vote in person or to attend the meeting.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTOR

One person will be elected at the 2019 Annual Meeting of Stockholders to serve as Class II director of the Board of Directors of our company. The elected Class II director is expected to serve until the 2022 Annual Meeting of Stockholders or until a successor is duly elected and qualified, or until earlier death, resignation, or removal.

The Board of Directors has nominated Ulf Rosberg for election as Class II director of the Board of Directors.

Mr. Rosberg has expressed willingness to continue to serve as a member of the Board. If he becomes unavailable to serve as a director for any reason (which event is not anticipated), the shares represented by proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder(s).

Biographical information about Mr. Rosberg is provided under “Nominee and Continuing Directors” in the Board Matters and Corporate Governance section below.

Required Vote and Recommendation

Directors are elected by a plurality of the votes of the holders of common stock and Series B Preferred Stock, voting together, present in person or by proxy and entitled to vote at the meeting. Provided a quorum is present, the nominee receiving the highest number of affirmative votes will be elected as Class II director.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted “FOR” the nominee of the Board of Directors unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the election of the Board of Directors’ nominee for Class II director.

BOARD MATTERS AND CORPORATE GOVERNANCE

Composition of the Board of Directors

In accordance with our Certificate of Incorporation, the Board of Directors exclusively determines the number of directors that compose the Board. By resolution, the Board of Directors has fixed the size of the Board at five members.

Also in accordance with our Certificate of Incorporation, the Board of Directors is divided into three classes. Each class has a three-year term. Currently, one member of the Board serves in Class I, one member serves in Class II, and three members serve in Class III.

Our Certificate of Incorporation provides that any vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class may serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified.

Anticipated Changes in the Membership of the Board

On April 11, 2019, Åsa Hedin and Per Eriksson, each Class III directors, notified the Board of Directors that they intend to resign as members of the Board effective at the conclusion of the 2019 Annual Meeting of Stockholders. We thank them for their service to our company.

Prior to or concurrent with the resignations of Ms. Hedin and Mr. Eriksson, the Board of Directors expects to appoint Peter Lindell and Mattias Bergman as members of the Board. Each of Mr. Lindell and Mr. Bergman is anticipated to be independent directors, and Mr. Lindell is anticipated to join the Audit Committee of the Board. The biographies of Mr. Lindell and Mr. Bergman are set forth under “Anticipated Appointees to the Board of Directors” below.

In addition, in connection with his previously announced resignation from his positions as Chief Financial Officer, Vice President, Finance and Secretary of our company in mid-2019, Lars Lindqvist and members of the Board of Directors anticipate that he will join the Board at a future date. The biography of Mr. Lindqvist is set forth below in the Executive Officers section.

Nominee and Continuing Directors

The identities and biographies of each nominee and continuing member to the three classes of the Board of Directors serving staggered, three-year terms are as follows:

Class I Director Continuing in Office with Term Expiring at the 2021 Annual Meeting:

Andreas Bunge, age 58, since 2015 has been Chief Executive Officer of Merkatura AB, a private holding company, and provides business consulting for technology companies. From January 1, 2018 to March 31, 2018, he served as our interim Chief Executive Officer. From 2012 to 2015, he served as Chief Executive Officer of Spago Nanomedical AB (formerly Spago Imaging AB) until its public listing on Nasdaq OMX Nordic. From 2005 to 2012, Mr. Bunge founded and served as Chief Executive Officer of Accelerator Nordic AB, which spun-off Spago Imaging in 2012. Prior to Accelerator Nordic, he founded and served as Chief Executive Officer of Applied Sensor AB and held various managerial positions at Intentia AB. He also has served as a member of the boards of directors of numerous companies during the past 15 years. Mr. Bunge has a MSc in Engineering and Management from Linköping University.

The Board of Directors concluded that Mr. Bunge should serve as director because of his executive experience, including as former interim chief executive officer of our company, and his understanding of engineering and technology.

Class II Director Nominee for Election at the 2019 Annual Meeting:

Ulf Rosberg, age 53, currently serves as Chief Executive Officer of UMR Invest AB, a private holding company, and as Chairman of Payair Technologies AB. He previously served in various leadership positions at Nordic Capital AB from 1994 until June 2017, including as investment manager, director, partner, and most recently as senior advisor since 2012. Prior to joining Nordic Capital, Mr. Rosberg held corporate finance positions with SEB Investment Banking and Leimdörfer & Partners. He has a MSc. in Economics from the Stockholm School of Economics and a degree with a major in finance from New York University, Stern School of Business in New York.

The Board of Directors has concluded that Mr. Rosberg should serve as director because of his investment and financial experience, his significant ownership position in our company, and his service to our company as Chairman of the Board of Directors.

Class III Directors Continuing in Office with Terms Expiring at the 2020 Annual Meeting:

Åsa Hedin, age 56, serves on the Boards of Directors of Tobii AB, Nolato AB, Immunova AB, Cellavision AB, C-Rad A, Industrifonden AB and Fingerprint Cards AB. She previously served as Executive Vice President Marketing and Corporate Development at Elekta between January 2013 and April 2015 and, prior to that, served as Executive Vice President for Elekta Neuroscience and President of Elekta Instrument between August 2007 and January 2013. Ms. Hedin also has held executive positions at Gambro and Siemens Healthcare.

The Board of Directors concluded that Ms. Hedin should serve as director because of her ability to serve as an independent member of the Board and her diverse executive background and experience on various company boards.

Per Eriksson, age 57, previously served as President and Chief Executive Officer of NetEnt, AB from 2012 until 2018. Prior to NetEnt, Mr. Eriksson served as President and Chief Executive Officer of Dustin Group and, prior to that, as head of Dell EMC EMEA for Dell Ltd. and Chief Executive Officer for Dell Sweden and the Nordics.

The Board of Directors concluded that Mr. Eriksson should serve as director because of his eligibility to serve as an independent member of the Board and more than 25 years of experience with B2B sales in the information technology industry.

Per Löfgren, age 55, has served as Vice President, Chief Financial Officer for Segment Networks of Telefonaktiebolaget LM Ericsson (“Ericsson”) since June 2017. Ericsson is global telecommunications company listed on Nasdaq Nordic. Mr. Löfgren also has served as President of Ericsson AB since January 2015. From January 2015 to May 2017, he served as Vice President, Global Sales and Chief Financial Officer for Segment Global Services of Ericsson. From February 2011 to December 2014, he served as Vice President and Chief Financial Officer of Ericsson North America. Prior to 2011, he served in various Ericsson business units globally as a division chief financial officer, sales, and other management positions.

The Board of Directors concluded that Mr. Löfgren should serve as director because of his qualification as an audit committee financial expert, his general financial and business knowledge, and his thirty years of experience in the communications and technology industry.

Anticipated Appointees to the Board of Directors

As noted above, the Board of Directors anticipates appointing Mr. Lindell and Mr. Bergman as members of the Board. One is anticipated to become a Class I director and the other a Class III director. Our stockholders are not being asked to vote on their election at the 2019 Annual Meeting.

Peter Lindell, age 64, currently serves as Chairman and board member in several companies where he also is an owner. He is Chief Executive Officer of Cidro Holding, a private holding company, and Chairman of Rite Internet Ventures Holding, Innohome OY, Frank Dandy Holding AB and Acervo AB. He also is a board member of Packet Front Software AB and Storevision Holding AB. Mr. Lindell has worked in the private equity market for twenty years as an investor and board member. He previously worked in the information technology and computer industry in various management positions. Mr. Lindell, has a MSc in Industrial Engineering and Management from the Institute of Technology, Linkoping, Sweden.

The Board of Directors has concluded that Mr. Lindell should serve as director because of his board experience, understanding of the private equity markets, and his significant ownership position in our company.

Mattias Bergman, age 52, currently is Chief Executive Officer of BIL Sweden, an industry association for Swedish manufacturers and importers of passenger cars, buses and trucks. He previously served for six years as President of NEVS, a developer and manufacturer of electric vehicles and mobility services based on the assets of SAAB Automobile. Prior to NEVS, Mr. Bergman held the position of Vice President of Springtime, a Swedish public relations and communication agency, where he expanded its international presence including into China and India. From 1991 to 2010, he held different leading roles in the Swedish Trade Council (today called Business Sweden) and rotated in China, Japan and Korea. He started his career with Electrolux in Sweden and Malaysia. Mr. Bergman holds a Global Executive MBA from Copenhagen Business School/INSEAD and a BA from Stockholm University.

The Board of Directors has concluded that Mr. Bergman should serve as director because of his experience in the automotive industry and his knowledge of business development and management, particularly in Asia.

Leadership of the Board of Directors

The business of our company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead our company by exercising business judgment to act in what each director reasonably believes to be the best interests of our company and its stockholders. Leadership is important to facilitate the ability of the Board to act effectively as a working group so that our company and its performance may benefit. The Board does not have a lead independent director. The Board has chosen to separate the positions of chief executive officer and chairman. The Board believes that it is appropriate to have one individual responsible for our company’s operational aspects and a second individual responsible for our company’s strategic aspects.

Committees of the Board of Directors

The Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

In 2018, the Audit Committee met five times, the Compensation Committee met one time, and the Nominating and Governance Committee met two times. In addition, the independent directors of the Board of Directors regularly meet in executive sessions.

The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. Copies of the Audit Committee Charter, Compensation Committee Charter, and Nominating and Governance Committee Charter are available on our website at http://www.neonode.com/investor-relations/corporate-governance/. The information contained on our website is not part of and is not incorporated by reference into this proxy statement. Each of the committees has the authority under its respective charter to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

The Board of Directors has determined that each of our current directors meet applicable SEC and Nasdaq rules and regulations regarding “independence” and are able to exercise independent judgment with respect to our company. The Board also has determined that each director on the respective committee meets the independence requirements of each charter of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. While he served as interim Chief Executive Officer of our company between January 1, 2018 and March 31, 2018, however, Mr. Bunge was precluded from being independent and did not participate or vote in any committee meetings.

Audit Committee. The current members of the Audit Committee are Åsa Hedin, Per Löfgren, and Ulf Rosberg. Each served as members of the Audit Committee throughout 2018. Mr. Löfgren is Chairman of the Audit Committee. The Board of Directors has determined that Mr. Löfgren qualifies as an “audit committee financial expert” as defined in SEC rules.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), oversees our company’s corporate accounting and financial reporting process, the audits of our company’s financial statements, and the integrity of financial reports and other financial information provided by our company to the government and the public. The Audit Committee’s authority and responsibilities are specified in its charter and include the following:

●	determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

●	reviewing and approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

●	discussing with management and with the independent registered public accounting firm the results of the annual audit and the results of the quarterly financial statements;

●	reviewing the financial statements to be included in the Annual Report on Form 10-K;

●	conferring with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; and

●	establishing procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The current members of the Compensation Committee are Andreas Bunge and Ulf Rosberg. Each served as members of the Compensation Committee throughout 2018. Mr. Bunge, however, did not participate in any meeting of the Compensation Committee while serving as interim Chief Executive Officer between January 1 and March 31, 2018. In addition, Åsa Hedin served as a member and Chairman of the Compensation Committee until resigning from the committee in September 2018. Mr. Rosberg has since served as Chairman of the Compensation Committee.

The Compensation Committee reviews all components of executive officer and director compensation. The Compensation Committee’s authority and responsibilities are specified in its charter and include the following:

●	reviewing and approving the compensation and other terms of employment of the chief executive officer;

●	reviewing and approving corporate performance objectives and goals relevant to the compensation of the chief executive officer;

●	reviewing and approving the compensation and other terms of employment of the other executive officers; and

●	administering and reviewing incentive-based or equity compensation plans of the executive officers and other employees.

In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the chief executive officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Compensation Committee by the chief executive officer. In the case of the chief executive officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee typically is determined by its chairman, with the assistance of the chief executive officer and chief financial officer. For equity grants, the Compensation Committee selects an exercise price that is not less than the closing price of shares of our common stock on The Nasdaq Capital Market on the grant date.

To perform its duties, the Compensation Committee has the authority to retain or terminate any consulting firm used to evaluate director or executive compensation, and to determine and approve the terms, costs and fees for such engagements. The Compensation Committee did not retain such a consultant in 2018 and has not engaged such a consultant for 2019.

Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Andreas Bunge and Per Löfgren. Each served as members of the Nominating and Governance Committee throughout 2018. Mr. Bunge, however, did not participate in any meeting of the Nominating and Governance Committee while serving as interim Chief Executive Officer between January 1 and March 31, 2018. In addition, Åsa Hedin served as a member of the Nominating and Governance Committee until resigning from the committee in November 2018. Mr. Bunge is Chairman of the Nominating and Governance Committee.

The Nominating and Governance Committee’s authority and responsibilities are specified in its charter and include the following:

●	developing and recommending to the Board of Directors criteria for selecting qualified director candidates;

●	identifying individuals qualified to become members of the Board of Directors;

●	evaluating and selecting, or recommending to the Board of Directors, director nominees for each election of directors;

●	considering committee member qualifications, appointment, and removal;

●	recommending codes of conduct and codes of ethics applicable to our company; and

●	providing oversight in the evaluation of the Board of Directors and each committee.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and possessing personal integrity and ethics. The Nominating and Governance Committee also considers factors such as whether a candidate possesses relevant expertise upon which to be able to offer advice and guidance to management, has sufficient time to devote to the affairs of our company, has demonstrated excellence in his or her field, has the ability to exercise sound business judgment, and has the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Governance Committee retains the right to modify these qualifications from time to time.

The Nominating and Governance Committee does not have a specific policy with respect to the consideration of diversity in identifying director nominees. Candidates are reviewed in the context of the current composition of the Board of Directors and whether it reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Governance Committee seeks to have a Board with a diversity of background and experience.

In the case of an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews the director’s overall service to our company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence or judgment. In the case of new director candidates, the Nominating and Governance Committee determines whether the candidate will be independent pursuant to applicable SEC and Nasdaq rules and regulations. The Nominating and Governance Committee may conduct appropriate and necessary inquiries into the backgrounds and qualifications of current or possible nominees. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates a candidate as described above for nominees based on whether the candidate was recommended by a stockholder. Since the beginning of 2018, there have been no material changes to the procedures by which stockholders may recommend director candidates.

Stockholders may directly nominate a person for director only by complying with the procedure set forth in the Bylaws of our company, which in summary requires that the stockholder submit the name of the nominee in writing to our corporation secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting. Nominations may be mailed or delivered to Corporation Secretary, Neonode Inc., Storgatan 23C, 114 55 Stockholm, Sweden, at least six months prior to any meeting at which directors are to be elected. As described in more detail in the Bylaws of our company, nominations must include the full name of the nominee, complete biographical information of the nominee including a description of business experience for at least the previous five years, a description of the nominee’s qualifications for director, and a representation that the nominating stockholder is a beneficial owner or record holder of shares of our stock. Any such submission must be accompanied by the written consent of the nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Governance Committee has not received any director nominations from our stockholders.

Meetings of the Board of Directors

The Board of Directors met seven times during 2018. Other than Åsa Hedin, each director attended at least 75% of the meetings of the aggregate of the Board and committee meetings on which he or she served during 2018.

Although our company does not have a policy requiring their attendance, members of the Board of Directors are encouraged to attend the annual meeting of stockholders. Three of the five members of the Board attended, in person or telephonically, last year’s 2018 Annual Meeting of Stockholders.

Director Compensation

Effective as of October 1, 2017, the Board set the annual retainer for all directors at $10,000.

Directors do not receive per-meeting fees. The members of the Board also are eligible for reimbursement for their expenses incurred in attending Board meetings.

None of our directors received stock option awards in 2018.

The following table lists the compensation paid to directors for their services as members of the Board for the fiscal year ended December 31, 2018. Payments are made in our local currency; accordingly, for purposes of this table, compensation has been converted to U.S. dollars at an approximate weighted average exchange rate of 8.70 SEK to one U.S. dollar.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation		Total
Ulf Rosberg	$10,000	—	—		$10,000
Andreas Bunge	$10,000	—	—	(1)	$10,000
Per Eriksson	$10,000	—	—		$10,000
Åsa Hedin	$10,000	—	—		$10,000
Per Löfgren	$10,000	—	—		$10,000
Per Bystedt(2)	$1,166	—	—		$1,166
Thomas Eriksson(2)	$1,166	—	—		$1,166

(1)	Mr. Bunge additionally received $61,991 in compensation for serving as interim Chief Executive Officer between January 31, 2018 and March 31, 2018 as described under the Summary Compensation Table in the Executive Compensation section.
(2)	Resigned from the Board of Directors as of February 12, 2018.

Communication with the Board of Directors

Stockholders, or anyone else wishing to contact the Board of Directors directly, may send a written communication to Corporation Secretary, Neonode Inc., Storgatan 23C, 114 55 Stockholm, Sweden. Our corporation secretary will forward such correspondence only to the intended recipients, whether the entire Board or only an individual member of the Board. However, prior to forwarding any correspondence, our corporation secretary may review such correspondence and, at his discretion, may not forward certain items if deemed to be of a commercial nature or in bad faith.

Risk Oversight

Management continually monitors the material risks facing our company. The Board of Directors is responsible for exercising oversight of management’s identification of, planning for, and managing these risks, which include financial, technological, competitive, and operational risks. The Board periodically reviews and considers the relevant risks faced by our company.

Code of Ethics

The Board of Directors has adopted the Code of Business Conduct applicable to our officers, directors, and employees. The Code of Business Conduct contains a separate Code of Ethics that applies specifically to our company’s chief executive officer and senior financial officers. The Code of Business Conduct, including the Code of Ethics, is available on our website at http://www.neonode.com/investor-relations/corporate-governance/. If we amend or waive the Code of Business Conduct or Code of Ethics with respect to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will post the amendment or waiver on our website. The information contained on our website is not part of and is not incorporated by reference into this this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such reports and written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2018 all of our directors, executive officers, and greater than ten percent beneficial owners have complied with the reporting requirements of Section 16(a), except that one report, covering one transaction, was filed one-day late by Mr. Rosberg on June 14, 2018.

PROPOSAL 2 — ADVISORY VOTE ON
NAMED EXECUTIVE OFFICERS COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, provides stockholders the opportunity to express their views on the compensation of the named executive officers, which for 2018 consisted of Håkan Persson, Andreas Bunge, and Lars Lindqvist. The Board of Directors has determined that our company will hold a nonbinding, advisory “say-on-pay” vote every year until the next required advisory vote on the frequency of such vote, which will occur no later than the 2025 Annual Meeting of Stockholders.

Our compensation programs are designed to attract and retain key executives responsible for the success of our company and are administered in the long-term interests of our company and our stockholders. In deciding executive compensation, the Board and Compensation Committee seek to emphasize the enhancement of stockholder value and deliver a total compensation package in a cost-effective manner.

For 2018, the Compensation Committee acted conservatively with respect to executive compensation by awarding neither bonuses nor equity compensation to the named executive officers. In addition, no perquisites were paid to the named executive officers in 2018.

The Board of Directors believes that the compensation paid to the named executive officers for 2018 was reasonable and appropriate.

Accordingly, stockholders are being asked to vote on the following resolution at the 2019 Annual Meeting:

“RESOLVED, that the stockholders of Neonode Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Neonode Inc.’s Proxy Statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.”

Required Vote and Recommendation

Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock and Series B Preferred Stock, voting together, present in person or by proxy and entitled to vote at the meeting. This vote is advisory and therefore is not binding. However, the Board of Directors and the Compensation Committee will review the voting results and take them into account in making decisions regarding future compensation of the named executive officers.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted “FOR” Proposal 2 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

EXECUTIVE OFFICERS

Information about our current and former executive officers is as follows:

Name	Title	Executive Officer between
Håkan Persson	Chief Executive Officer	April 2018 to present
Andreas Bunge	(Former) Interim Chief Executive Officer	January 2018 to March 2018
Lars Lindqvist	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	August 2014 to present

Håkan Persson, age 58, became Chief Executive Officer of our company effective April 1, 2018. He previously served from November 2013 through January 2018 as Chief Executive Officer of Precise Biometrics AB, which provides fingerprint software and mobile smart card readers for digital authentication of identity and is publicly listed on Nasdaq Stockholm. Prior to that, he served during 2013 as Interim Manager Linux operations at Enea AB, an information technology company which provides operating systems and related services. Prior to that, he served from 2010 to 2012 as Chief Executive Officer of Scalado AB, which provides imaging technologies, applications, and services to the mobile industry. In addition, Mr. Persson has previously served in executive positions at various public and private companies including IBM, Aspiro AB, Telelogic AB, and Telia Mobile International.

Andreas Bunge biographical information is provided under “Nominee and Continuing Directors” in the Board Matters and Corporate Governance section above.

Lars Lindqvist, age 61, has served as an executive officer of Neonode since August 2014. Upon becoming an executive officer, Mr. Lindqvist resigned as a member of the Board of Directors of Neonode, a position he had held since November 2011. Prior to becoming an executive officer of our company, Mr. Lindqvist served as a management consultant to LQ Consulting GmbH since January 2013, interim Chief Executive Officer of 24 Mobile Advertising Solutions AB from June 2012 to December 2012, interim Chief Executive Officer of ONE Media Holding AB from April 2011 to May 2012, and Chief Financial Officer for Mankato Investments AG Group from June 2005 to March 2011. In addition, Mr. Lindqvist was Chief Financial Officer of Microcell OY, a Finnish ODM of mobile phones, from August 2002 to May 2005, and he was Chief Financial Officer of Ericsson Mobile Phones from May 1995 to July 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding compensation earned by the executive officers of our company during the year ended December 31, 2018 (the “named executive officers”). Our executives are compensated in Swedish Kronor (“SEK”); accordingly, for purposes of this table, except as noted below, compensation paid in SEK has been converted to U.S. dollars at an approximate weighted average exchange rate of 8.70 and 8.54 SEK to one U.S. dollar for the years ended December 31, 2018 and 2017 respectively.

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards	All Other Compensation(2)		Total
Håkan Persson	2018	$171,724	—	11,465	$43,647		$226,836
Chief Executive Officer(3)	2017	—	—	—	—		—

Andreas Bunge	2018	$61,991	—	—	$—	(5)	$61,991
(Former) Interim Chief Executive Officer(4)	2017	—	—	—	—		—

Lars Lindqvist	2018	$165,896	—	—	$35,482		$201,378
Chief Financial Officer	2017	$202,289	—	—	$25,249		$227,538

(1)	Includes cash payments of approximately $13,166 to Mr. Persson and $16,293 and $27,000 to Mr. Lindqvist in lieu of vacation time for 2018 and 2017 respectively.
(2)	Represents matching contributions to Swedish defined contribution plan.
(3)	Mr. Persson became Chief Executive Officer effective April 1, 2018.
(4)	Mr. Bunge served as interim Chief Executive Officer between January 1, 2018 and March 31, 2018.
(5)	Mr. Bunge additionally received $10,000 in compensation for serving as director during 2018 as described under “Director Compensation” in the Board Matters and Corporate Governance section.

Employment Agreements

On April 1, 2018, Håkan Persson became Chief Executive Officer of our company. In advance of the commencement of his service, our company entered into an employment agreement with Mr. Persson on February 12, 2018. Under his employment agreement, Mr. Persson is entitled to receive a monthly salary of 166,000 SEK (approximately $20,500 monthly in 2018). His employment agreements provides that his salary is subject to review in February 2019 and thereafter on an annual basis. Mr. Persson further is entitled to receive a yearly bonus during 2019 and in each subsequent year up to a maximum of 50% of his total yearly salary based on his performance as Chief Executive Officer and the financial performance of our company. His employment agreement contains other customary Swedish employment and post-termination provisions.

From January 1, 2018 to March 31, 2018, Andreas Bunge served as our interim Chief Executive Officer. Through our Swedish subsidiary, Neonode Technologies AB, we entered into a consulting agreement on February 12, 2018 with Mr. Bunge’s private holding company, Merkatura AB. Under the terms of the consulting agreement, our company agreed to pay a fee of SEK 126,000 (approximately US$15,500) per month, based upon work of three days a week, for Mr. Bunge’s services as interim Chief Executive Officer for the three months of his service.

On August 5, 2014, our company entered into an employment agreement with Mr. Lindqvist. Under his employment agreement, Mr. Lindqvist is entitled to receive a monthly salary of 125,000 SEK (approximately $15,000 monthly in 2017). Mr. Lindqvist’s employment agreement also provides that he is eligible to receive a discretionary annual bonus of up to 50% of his total yearly salary and may participate in other bonus and stock option programs. In addition, Mr. Lindqvist is eligible to receive health care, pension, and other benefits available to Neonode’s Swedish employees. His employment agreement contains other customary Swedish employment and post-termination provisions.

The summaries of the employment agreements described above are qualified in their entirety by reference to the actual agreements, copies of which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by the named executive officers as of December 31, 2018.

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Håkan Persson	30,000	(1)	—	$15.00	4/11/2021

Lars Lindqvist	9,000	(2)(3)	—	$42.50	4/26/2019
	1,000	(4)	—	$62.10	1/08/2021

(1)	Represents immediately vested award granted on April 11, 2018 in connection with becoming Chief Executive Officer.
(2)	One-third vested on the April 26, 2012 grant date and the remaining two-thirds vested monthly over the subsequent twenty-four months.
(3)	Represents award granted on April 26, 2012 as a member of the Board of Directors.
(4)	One-third vested one year after the January 8, 2014 grant date and the remaining two-thirds vested monthly over the subsequent twenty-four months.

Potential Payments Upon Termination or Change of Control

Payments Upon Termination

Under the terms of Mr. Persson’s employment agreement, either our company or he may terminate his employment with six months’ notice, during which time he will be entitled to receive his monthly salary and all other employment benefits.

Mr. Lindqvist is not entitled to any severance or other additional benefits upon termination of his employment with our company.

In addition, the terms of the outstanding option award agreements held by the named executive officers do not contain provisions that would accelerate vesting of their options if their employment terminates for any reason.

Severance and Other Benefits Upon Change of Control

Mr. Persson and Mr. Lindqvist are not contractually entitled to any severance or other additional benefits upon termination of their employment in connection with the change in control of our company.

In addition, the terms of the outstanding option award agreements held by named executive officers do not contain provisions that would accelerate vesting of their options if their employment terminates in connection with a change in control of our company.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KMJ Corbin and Company LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and the Board is asking stockholders to ratify that selection. A representative of KMJ Corbin and Company LLP is not expected to be present at the 2019 Annual Meeting.

Although ratification is not required by the Bylaws of our company or otherwise, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of KMJ Corbin and Company LLP for ratification by stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee at its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company.

Required Vote and Recommendation

Ratification of the appointment of KMJ Corbin and Company LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock and Series B Preferred Stock, voting together, present in person or by proxy and entitled to vote at the meeting.

Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted FOR Proposal 3 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KMJ Corbin and Company LLP as Neonode’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table lists aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017, by KMJ Corbin and Company LLP, our company’s independent registered public accounting firm.

	2018	2017
Audit Fees	$147,000	$207,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$147,000	$207,500

Audit Fees represent aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of the condensed consolidated financial statements included in our quarterly reports, and the review of registration statements including consents provided therewith and related matters.

Pre-Approval of Audit and Non-Audit Services

Pursuant to applicable law, and as set forth in the terms of its charter, the Audit Committee of the Board of Directors is responsible for appointing, setting compensation for, and overseeing the work of our company’s independent registered public accounting firm. Any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by KMJ Corbin and Company LLP described above were attributable to services pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Neonode assists the Board of Directors in its oversight of Neonode’s accounting and financial reporting process and interacts directly with and evaluates the performance of Neonode’s independent registered public accounting firm.

Management is responsible for Neonode’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Neonode’s consolidated financial statements and assessment of Neonode’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Neonode for the fiscal year ended December 31, 2018 with management and KMJ Corbin and Company LLP. The Audit Committee also discussed with KMJ Corbin and Company LLP the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received from KMJ Corbin and Company LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board with respect to KMJ Corbin and Company LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KMJ Corbin and Company LLP their independence from Neonode and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements of Neonode be included in Neonode’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission on March 7, 2019.

THE AUDIT COMMITTEE

Per Löfgren, Chairman
Åsa Hedin
Ulf Rosberg

The foregoing Report of the Audit Committee is not soliciting material, shall not be deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference in any filing of Neonode under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy that addresses related person transactions requiring disclosure under Item 404 of Regulation S-K as promulgated by the SEC. A related person of our company includes a director, a director nominee, an executive officer, a stockholder beneficially owning a more than five percent voting interest in our company, or an immediate family member of any of the foregoing. Under the policy, any transaction in which a related person has a direct or indirect material interest and where the amount exceeds $120,000 must be approved by disinterested members of the Board of Directors.

In determining whether to approve or ratify a related person transaction, the Board of Directors will take into account, whether (i) the terms are fair to our company and on the same basis generally available to an unrelated person, (ii) there are business reasons for our company to enter into the transaction, (iii) it would impair independence of an outside director, and (iv) it would present an improper conflict of interest, taking into account factors that the Board of Directors deems relevant.

Since the beginning of 2017, except as noted below, there have been no related person transactions, and there are no such transactions currently proposed, in respect of our company within the scope of Items 404(a) and 404(d) of Regulation S-K as promulgated by the SEC. Neonode does not have a parent company.

On December 20, 2018, we entered into a Share Purchase Agreement with investors as part of a private placement pursuant to which we issued a total of 2,940,767 shares of our common stock at a price of $1.60 per share for an aggregate of $4.7 million in gross proceeds. The investors include entities affiliated with Neonode directors, Ulf Rosberg and Andreas Bunge, members of management, including Chief Executive Officer Håkan Persson and Chief Financial Officer Lars Lindqvist, and more-than-five-percent-owner Peter Lindell. Specifically, as individual beneficial owners, Mr. Rosberg purchased 1,138,796 shares, Mr. Bunge purchased 29,000 shares, Mr. Persson purchased 34,375 shares, Mr. Lindqvist purchased 4,375 shares, and Mr. Lindell purchased 1,117,783 shares.

Director Independence

The Board of Directors has determined that each of Messrs. Bunge, Eriksson, Löfgren, and Rosberg, and Ms. Hedin, is an independent director within the meaning of the applicable SEC and Nasdaq rules and regulations. The Board is composed of a majority of independent directors and, as described under “Committees of the Board of Directors” in the Board Matters and Corporate Governance section above, each established committee of the Board — the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee — is comprised solely of independent directors. While he served as interim Chief Executive Officer of our company between January 1, 2018 and March 31, 2018, however, Mr. Bunge was precluded from being independent and did not participate or vote in any committee meetings.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED COMMON STOCK

The Restated Certificate of Incorporation of Neonode Inc. (the “Certificate of Incorporation”) currently authorizes the issuance of 11,000,000 shares of stock consisting of 10,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share.

The Board of Directors has adopted, subject to receiving the approval of our stockholders, an amendment to the Certificate of Incorporation to increase our authorized shares of common stock to 15,000,000 shares (the “Common Stock Amendment”).

If approved by stockholders, the Common Stock Amendment would replace Section A of Article IV of the Certificate of Incorporation with the following:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Sixteen Million (16,000,000) shares, of which Fifteen Million (15,000,000) shares will be Common Stock, par value $0.001 per share, and One Million (1,000,000) shares will be Preferred Stock, par value $0.001 per share, of which 444,541 shares shall be designated as Series A Preferred Stock and 54,425 shares shall be designated as Series B Preferred Stock.”

The Board has determined the Common Stock Amendment to be advisable and in the best interests of our company and our stockholders.

The proposed increase of 5,000,000 shares of common stock represents an increase of 50% relative to the 10,000,000 shares of common stock currently authorized by the Certificate of Incorporation.

The additional 5,000,000 shares of common stock authorized for issuance pursuant to the Common Stock Amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.

The Common Stock Amendment will not affect the number of authorized shares of preferred stock, par value $0.001 per share, of our company.

If approved by the required vote of stockholders, the Common Stock Amendment will become effective on the date it is filed with the Secretary of State of the State of Delaware.

Purpose and Effects of Approving the Amendment to the Certificate of Incorporation

As of April 26, 2019, of the 10,000,000 shares of common stock currently authorized by the Certificate of Incorporation, approximately 8.8 million shares are issued and outstanding, approximately 1.1 million shares are reserved for issuance upon exercise of outstanding warrants, and approximately 0.1 million shares are reserved for issuance upon exercise of outstanding warrants and options and conversion of preferred stock. Accordingly, substantially all of the authorized shares of common stock of our company are outstanding or reserved for issuance.

Nearly all of the outstanding warrants and options are significantly out-of-the-money and unlikely to be exercised in the near future. Further, outstanding warrants exercisable for 233,333 shares are contractually prohibited from being exercised due to a beneficial ownership restriction upon exercise. Those warrants together with additional warrants exercisable for a total of 325,000 shares at a price of $20.00 per share will expire on August 8, 2019. The price of our common stock was $3.30 per share on The Nasdaq Capital Market as of the close of business on April 10, 2019.

The Board of Directors believes it is in the best interests of our company and our stockholders to increase our authorized shares of common stock in order to have additional shares available for use as the Board deems appropriate or necessary. In making this determination, the Board considered, among other things, our historical share issuances, recent practices at other public companies, and a recommendation from our management. As such, the primary purpose of the Common Stock Amendment is to provide our company with greater flexibility with respect to managing its common stock in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. These corporate purposes could include, without limitation, financing activities, public or private offerings, stock dividends or splits, conversions of convertible securities, issuance of options and restricted stock awards pursuant to our employee benefits plans, establishing a strategic relationship with a corporate partner and acquisition transactions. The Board has determined that having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of common stock may be advisable in connection with any of the foregoing purposes.

Other than shares reserved for issuance under outstanding warrants, our existing equity compensation plans and upon conversion of outstanding preferred stock, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of common stock.

The Common Stock Amendment will not have any immediate effect on the rights of existing stockholders. Although at present the Board has no other plans to issue the additional shares of common stock, the Board believes it would be prudent and advisable to have those shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. The Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or Nasdaq rules. Future issuances of common stock or securities convertible into or exchangeable for common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.

The Board has not proposed the Common Stock Amendment with the intention of discouraging tender offers or takeover attempts of Neonode. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Common Stock Amendment and we will not independently provide our stockholders with any such right.

Required Vote

Approval of the Common Stock Amendment requires the affirmative vote of (i) a majority of the outstanding shares of common stock and Series B Preferred Stock, voting together, present in person or by proxy and entitled to vote at the meeting; and (ii) a majority of the outstanding shares of common stock, voting as a single class, present in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will have the same effect as votes against this proposal. Properly executed and unrevoked proxies will be voted “FOR” Proposal 4 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation to increased our authorized shares of common stock

PROPOSAL 5 — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
ENABLE CONVERSION OF SERIES B PREFERRED STOCK AT COMPANY OPTION

The Board of Directors has adopted, subject to receiving the approval of our stockholders, an amendment to the Restated Certificate of Incorporation of Neonode, Inc. (the “Certificate of Incorporation”) to provide our company with the option, on or after July 1, 2019, to convert Series B Preferred Stock into our common stock at the existing conversion rate (the “Preferred Stock Amendment”). As currently provided in the Certificate of Incorporation, the “Conversion Rate” is 132.07 shares of common stock for each share of Series B Preferred Stock.

If approved by stockholders, the Preferred Stock Amendment will add a new subparagraph (iv) to paragraph 4 under “Series B Preferred Stock” within Article IV Section B of the Certificate of Incorporation as follows:

“Subject to the availability of a sufficient number of authorized but unissued shares of Common Stock to effect the conversion of shares of Series B Preferred Stock, on or after July 1, 2019, the Corporation shall have the option to cause all of the outstanding Series B Preferred Stock to be converted into share(s) of Common Stock at the Conversion Rate.”

The Board has determined the Preferred Stock Amendment to be advisable and in the best interests of our company and our stockholders.

If approved by the required vote of stockholders, the Preferred Stock Amendment will become effective on the date it is filed with the Secretary of State of the State of Delaware

Existing Terms of Series B Preferred Stock

Each share of Series B Preferred Stock is convertible into a number of shares of common stock of our company, subject to the availability of a sufficient number of authorized but unissued shares of common stock to effect the conversion, at the “Conversion Rate” at the option of the holder. The Conversion Rate set forth in the Certificate of Incorporation is 132.07 shares of common stock for each share of Series B Preferred Stock.

A holder of Series B Preferred Stock has one vote per share. The holders of Series B Preferred Stock are entitled to participate with the holders of common stock with respect to any dividends declared on the common stock in proportion to the number of shares of common stock issuable upon conversion of the Series B Preferred Stock. In the event of a liquidation, dissolution, or winding up of our company, the holders of Series B Preferred Stock are entitled to a distribution preference of $0.001 for each share of Series B Preferred Stock.

Background of Series B Preferred Stock

In December 2008, to comply with relevant Nasdaq maintenance criteria and to raise capital to finance our business, the Board of Directors of our company approved several refinancing agreements. In connection with this refinancing, pursuant to Warrant Conversion Agreements, certain warrant holders who held warrants for the purchase of shares, notes, and additional warrants of our company surrendered their warrants in exchange for the issuance of Series B Preferred Stock. Accordingly, on December 29, 2008, we filed a Certificate of Designation with the Secretary of State of the State of Delaware designating the rights, preferences, privileges, and restrictions of the Series B Preferred Stock.

Initially, each share of Series B Preferred Stock was convertible into one share of our common stock. On March 31, 2009, in connection with the refinancing described above, our stockholders approved a resolution to increase the conversion rate to 132.07 shares of common stock for each share of Series B Preferred Stock.

The Certificate of Designation dated December 29, 2008 established the designated number of shares of Series B Preferred Stock at 100,934 shares. Pursuant to a Certificate of Increase of Designation filed January 2, 2009, the number of designated shares of Series B Preferred Stock increased to 102,690 shares. Pursuant to a further Certificate of Increase of Designation filed January 28, 2009, the number of designated shares of Series B Preferred Stock increased 108,850 shares.

Between December 29, 2008 and February 6, 2009, we issued approximately 92,796 shares of Series B Preferred Stock pursuant to Warrant Conversion Agreements with 92 holders. Most of the initial holders of Series B Preferred Stock converted their shares into common stock within the first year of issuance. As of December 31, 2010, there only were approximately 3,500 shares of Series B Preferred Stock outstanding.

As of December 31, 2011, more than 95% of the previously issued and outstanding shares of Series B Preferred Stock had been converted into common stock. In connection with a Certificate of Correction dated February 28, 2012 related to reducing the overall number of authorized shares of our stock, the number of designated shares of Series B Preferred Stock was reduced in half to 54,425 shares.

As of March 22, 2012, adjusted for a 1-for-25 reverse split in our stock that occurred on March 25, 2011, there were only 95 shares of Series B Preferred Stock outstanding. As such, in the seven years since 2012, only 15 shares of Series B Preferred Stock have been converted into common stock.

Purpose and Effects of Approving the Amendment to the Certificate of Incorporation

As of the record date for the 2019 Annual Meeting, there are 14 holders of Series B Preferred Stock with an aggregate of 80 shares outstanding. These shares of Series B Preferred Stock are convertible into an aggregate of 10,577 shares of common stock, assuming fractional shares resulting from the conversion are rounded up to the nearest whole number. As converted, the Series B Preferred Stock represents approximately 0.1% of the outstanding shares of our common stock.

The primary purpose of the Preferred Stock Amendment is to give our company the flexibility to convert the outstanding shares of the Series B Preferred Stock into shares of common stock. The initial Certificate of Designation only provided the holder with the ability of conversion. Providing our company with the option to convert the Series B Preferred Stock into common stock will enable our company to eliminate a class of securities that currently represents a de minimis amount on our balance sheet and a fraction of a percentage of our outstanding common stock. In addition, certain corporate events may require the vote of each outstanding class of our stock voting separately. Given the relatively few remaining holders, elimination of outstanding shares of Series B Preferred Stock as a class may facilitate the ability of the Board of Directors of our company to undertake future restructurings, mergers, acquisitions or similar events. However, this proposal is not being presented with the intent that it be used to approve or discourage any such attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Aside from the ability to convert into common stock at a Conversion Rate greater than one-for-one and a minimal liquidation preference, the Series B Preferred Stock does not have any special preferences such as payment of dividends or super-voting rights. In addition, the Series B Preferred Stock is not listed on any exchange and we are not aware of any market for the shares. As a result, we believe that holders of Series B Preferred Stock will be better positioned to unlock value and otherwise manage their shares if converted into common stock.

Since the issuance of the Series B Preferred Stock approximately ten years ago most shares have been converted by holders into common stock. Of the remaining Series B Preferred Stock, some shares have escheated to the States of Delaware and New York as abandoned or unclaimed property. We believe that some of the remaining holders of Series B Preferred Stock are unable to locate their stock certificates or otherwise have had difficulty with the mechanics necessary to convert their shares into common stock. If our company converts all remaining shares of Series B Preferred Stock into common stock in uncertificated book entry form, we believe the holders may have an enhanced ability to manage and transfer their shares in our company.

If the Preferred Stock Amendment is approved, the Board intends to exercise its option to convert the Series B Preferred Stock within 90 days of July 1, 2019. Upon conversion, existing holders of Series B Preferred Stock will have shares of common stock credited to their account at our transfer agent.

Under Delaware law, holders of Series B Preferred Stock are not entitled to appraisal rights with respect to the Preferred Stock Amendment and we will not independently provide our stockholders with any such right.

Required Vote and Recommendation

Approval of the Preferred Amendment requires the affirmative vote of (i) a majority of the outstanding shares of common stock and Series B Preferred Stock, voting together, present in person or by proxy and entitled to vote at the meeting; and (ii) a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, present in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will have the same effect as votes against this proposal. Properly executed and unrevoked proxies will be voted “FOR” Proposal 5 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the Certificate of
Incorporation to enable conversion of the Series B Preferred Stock at the option of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table presents certain information as of April 10, 2019 regarding the beneficial ownership of shares of our common stock by: (i) each director and nominee for director; (ii) each of the named executive officers, as identified under “Summary Compensation Table” in the Executive Compensation section above; (iii) all of our current directors and executive officers as a group; (iv) persons named in this proxy statement in the Board Matters and Corporate Governance section above as anticipated to being appointed a director in the future; and (v) principal stockholders known by us to be beneficial owners of more than five percent of common stock. To our knowledge, none of the beneficial owners listed below owned shares of our preferred stock as of April 10, 2019.

Percentage ownership is based on 8,800,657 shares, representing the aggregate number of voting shares of our common stock and Series B Preferred Stock outstanding as of April 10, 2019. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are exercisable at the present time or within 60 days of April 10, 2019 are considered outstanding; however, these shares are not considered outstanding when computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Neonode Inc., Storgatan 23C, 114 55, Stockholm Sweden.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Class
Current Directors and Executive Officers

Ulf Rosberg(1)	1,706,623	19.1%

Andreas Bunge(2)	129,000	1.5%

Per Eriksson	860	*

Åsa Hedin	0	*

Per Löfgren	1,400	*

Håkan Persson(3)	64,375	*

Lars Lindqvist(3)	19,375	*

All Current Directors and Executive Officers as a Group (7 persons)	1,921,733	21.4%

Additional Beneficial Owners

Peter Lindell(4)	1,651,623	18.5%
Lilla Erstagatan 6, 116 28 Stockholm, Sweden

AWM Investment Company, Inc.(5)	880,279	9.4%
c/o Special Situations Funds 527 Madison Avenue Suite 2600 New York, NY 10022

Carl Grevelius(6)	443,600	5.0%
Hojdstigen 4, 181 31
Lidingo, Sweden

Mattias Bergman	0	*

*	Less than 1%
(1)	Held by UMR Invest AB, an entity beneficially owned by Mr. Rosberg. Includes warrants to purchase 116,667 shares of our common stock. The warrants may be exercised to the extent that the total number of shares of our common stock then beneficially owned does not exceed 9.99% of the outstanding shares.
(2)	Held by A.B. Aniara Ltd., the 100% parent company of Merkatura AB, both of which are entities beneficially owned by Mr. Bunge. Includes warrants to purchase 25,000 shares of our common stock.
(3)	Includes 30,000 and 10,000 shares of our common stock that Messrs. Persson and Lindqvist, respectively, have the right to acquire beneficial ownership of through the exercise of outstanding stock options.
(4)	Based upon information contained in a Schedule 13G/A filed with the SEC on January 3, 2019 with respect to the beneficial ownership of shares of our common stock as of December 28, 2018. Held by Cidro Forvaltning AB, an entity beneficially owned by Mr. Lindell. Includes warrants to purchase 116,667 shares of our common stock. The warrants may be exercised to the extent that the total number of shares of our common stock then beneficially owned does not exceed 9.99% of the outstanding shares.
(5)	Based upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2019 with respect to the beneficial ownership of shares of our common stock as of December 31, 2018. AWM Investment Company, Inc. (“AWM”) is the investment adviser to Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. As the investment adviser, AWM holds sole voting and investment power over 41,656 shares and warrants to purchase 78,400 shares held by Special Situations Technology Fund, L.P. and 278,623 shares and warrants to purchase 481,600 shares held by Special Situations Technology Fund II, L.P. The warrants may be exercised to the extent that the total number of shares of our common stock then beneficially owned does not exceed 9.99% of the outstanding shares.
(6)	Based upon information contained in a Schedule 13G filed with the SEC on February 12, 2019 with respect to the beneficial ownership of shares of our common stock as of February 8, 2019.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information regarding securities authorized for issuance under equity compensation plans as of December 31, 2018:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by securityholders(2)	99,800	$34.55	110,200
Equity compensation plans not approved by securityholders	—	—	—
Total	99,800	$34.55	110,200

(1)	Refer to Note 8. Stock-Based Compensation in the Notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for additional information about our equity compensation plans and arrangements.
(2)	Includes the 2006 Equity Incentive Plan and the 2015 Stock Incentive Plan; however, the 2006 Equity Incentive Plan has expired with respect to future issuances.

ADDITIONAL INFORMATION

Annual Report

On March 7, 2019, we filed with the SEC our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. A copy of our annual report is being made available to all stockholders along with this proxy statement. The Notice and Access card provided to stockholders contains instructions on how to access this proxy statement and our annual report. The Notice and Access card also contains instructions as to how to obtain a paper or e-mail copy of the proxy materials.

Our filings with the SEC are accessible on our company website at http://www.neonode.com/investor-relations/sec-filings/. The information contained on our website is not part of and is not incorporated by reference into this proxy statement.

We will provide without charge to any person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Requests should be directed to our corporation secretary at our principal executive office at Storgatan 23C, 114 55 Stockholm, Sweden.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, and future performance or future events. These statements are based on current assumptions, expectations and information available to our company’s management and involve a number of known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in our public filings with the SEC from time to time, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although our company’s management believes that the forward-looking statements contained in this proxy statement are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and we undertake no duty to update or revise them.

Stockholder Proposals

From time to time, stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders. To be included in the proxy statement for the 2020 Annual Meeting of Stockholders, proposals must be received by us no later than December 28, 2019 and otherwise must comply with SEC rules governing inclusion of such proposals. Any proposal received after December 28, 2019 will be untimely, in accordance with SEC rules and regulations.

Matters (other than nominations of candidates for election as directors) may be brought before the meeting by stockholders only by complying with the procedure set forth in the Bylaws of our company, which in summary requires notice in writing to our corporation secretary be delivered or mailed to, and received at, our principal executive office not less than 60 days nor more than 90 days prior to the anniversary of the prior year’s annual meeting. Each such stockholder notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the matter desired to be brought before the annual meeting and the reasons for bringing such matter before the annual meeting; (2) the name and address, as they appear on our company’s books, of the stockholder proposing such business; (3) the class and number of shares of our company which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to applicable SEC rules. For information regarding nominating candidates for election as directors, refer to description under “Committees of the Board of Directors” in the Board Matters and Corporate Governance section above.

Householding

Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

If you share the same last name and address with another of our stockholders who also holds his or her shares directly, and you each wish to start householding for our annual reports and proxy statements, please contact our corporation secretary at our principal executive offices at Storgatan 23C, 114 55 Stockholm, Sweden, or by calling us at 46 (0) 8 667 17 17.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

In addition, some broker and bank record holders who hold shares of our common stock for beneficial owner street name holders may be participating in the practice of householding proxy statements and annual reports. If your household receives a single set of proxy materials for this year, but you prefer to receive your own copy, contact us as stated above, and we will promptly send you a copy. If a broker or bank holds shares of our common stock for your benefit and you share the same last name and address with another stockholder for whom a broker or bank holds shares of our common stock, and together both of you prefer to receive only a single set of our disclosure documents, contact your broker or bank as described in the voter instruction card or other information you received from your broker or bank.

Directions to Annual Meeting Location

All of our stockholders of record as of the close of business on April 10, 2019 may attend the 2019 Annual Meeting. “Street name” holders also are invited to attend the meeting; however, if you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or bank.

If you do attend the 2018 Annual Meeting at our office in Stockholm, most people will find it easiest to take the train or a taxi from the Stockholm Arlanda Airport. The train (the Arlanda express) takes approximately twenty minutes to the central station, and from there take a taxi to our office. If you want to take the subway, the nearest station is Östermalmstorg. The address of our office where the 2018 Annual Meeting will be held is Storgatan 23C (Östermalmstorg).

Other Matters

The Board of Directors of our company knows of no matters to be presented for stockholder action at the 2019 Annual Meeting other than as set forth in this proxy statement. However, other matters may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof. In the event that other matters properly come before the 2019 Annual Meeting, the proxy holder(s) will vote as recommended by the Board or, if no recommendation is given, at the discretion of the proxy holder(s).